Exhibit 99.1
Press Release
Contact: David Messenger, CFO
Phone: 720.283.6120
UDR ANNOUNCES FIRST QUARTER 2009 RESULTS
~Same Store NOI up 1.9 Percent~
~Debt Repurchases Total $160 Million~
DENVER, CO (May 05, 2009) UDR, Inc. (NYSE: UDR), a leading multifamily real estate investment trust (REIT), today announced its first quarter 2009 results.
The Company generated Funds from Operations (FFO) of $58.1 million, or $0.37 per diluted share, for the quarter ended March 31, 2009, equal to the first quarter of 2008. Both 2009 and 2008 per share results reflect the issuance of 11.4 million shares of common stock distributed with the Company’s January 29, 2009 special dividend. The results exclude the effects of the implementation of FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).
During the first quarter of 2009, the Company repurchased $160 million of its outstanding notes. Approximately $108 million was repurchased in a tender offer for its 6.5 percent notes due June of 2009, and $52 million of the repurchases were primarily for convertible debt maturing in 2011. These repurchases were completed in the open market at an average discount of 18.6 percent. The open market purchases resulted in a net gain of $8.9 million, or $0.06 per diluted share.
A reconciliation of FFO to GAAP Net Income can be found on Attachment 2 of the Company’s earnings release.
“UDR is well positioned to weather the challenging environment with a strong and flexible balance sheet and an uncompromised focus on operations,” said Tom Toomey, President and CEO of UDR. “While we do not take this flexibility for granted, we do acknowledge the freedom it affords us to focus on operating our business as best we can in a turbulent economic environment.”
Mr. Toomey continued, “During the first quarter of 2009, UDR delivered strong operational results. Our growth in same-store net operating income is the result of our transformed portfolio, our focus on driving occupancy and a streamlined cost structure. We anticipate that macro-

economic challenges will continue to impact pricing throughout our portfolio, and we will remain focused on maintaining a high occupancy level to recapture pricing power when the cycle turns.
“Despite ongoing uncertainty in the broader economy, we remain confident in UDR’s strategic direction,” Toomey added. “Our communities are located in attractive markets and offer an affordable solution to home ownership; our associates are focused on outperforming their markets; and we have the financial flexibility to maintain that focus through all stages of the economic cycle,” Toomey concluded.
Operations
The Company generated same-store net operating income (NOI) growth of 1.9 percent for the first quarter 2009. Same-store physical occupancy increased 20 basis points to 94.7 percent, and total income per occupied home grew to $1,176, up 30 basis points from a year ago.
Revenue growth of 0.4 percent was due primarily to gains in income per occupied home in a number of the Company’s larger markets, including Metropolitan DC, and San Francisco and San Diego, CA, offset by revenue declines in Orange County, CA, and Orlando and Jacksonville, FL. Same-store expenses decreased by 2.7 percent as a result of proactive cost management across all aspects of the cost structure and some favorable regional expense comparisons.
Summary Same-Store Results First Quarter 2009 versus First Quarter 2008

	Revenue	Expense	NOI	% Same	Same	# Same
	Growth/	Growth/	Growth/	Community	Community	Community
Region	Decline	Decline	Decline	Portfolio[1]	Occupancy	Homes[2]
Western	1.3%	-4.5%	3.8%	50.1%	94.3%	13,549
Mid-Atlantic	1.4%	0.2%	2.0%	23.8%	96.1%	8,134
Southeastern	-2.0%	-1.6%	-2.2%	22.3%	94.4%	10,484
Southwestern	-0.9%	-6.1%	2.0%	3.8%	94.7%	1,469

Total	0.4%	-2.7%	1.9%	100.0%	94.7%	33,636

[1]	Based on YTD 2009 NOI

[2]	During the first quarter, 33,636 apartment homes, or 75 percent of total apartment homes (44,571), were classified as same-community. The Company defines same-community as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.
Technology Platform
The Company continues to pursue additional technology-based marketing channels to expand its outreach and increase the efficiency of its on-site personnel. UDR’s call center, its website and mobile web capabilities drive traffic to its communities “24/7”, effectively increasing the Company’s hours of operation. During the quarter, 56 percent of UDR’s signed leases were originated over the Internet demonstrating the power of the Company’s technology platform, award winning web sites and the accessibility it offers to residents and prospects.

In January, UDR rolled out an electronic payment capability across its entire portfolio. Automated Clearing House (ACH) payments automatically deduct rent payments from residents’ bank accounts on a monthly basis. By the end of April, roughly 23 percent of the Company’s resident base had adopted the ACH payment option. This enhances UDR’s cash management, reduces costs and enables UDR’s community managers to maximize their time enhancing the customer service experience.
Portfolio Investment Activities
UDR has seven active development projects and one active redevelopment project underway, comprising 2,559 homes, at a total cost of $421 million, with a remaining capital funding commitment of just $3.5 million. Management anticipates delivery of roughly 77 percent of this pipeline in 2010, when the economy should begin to recover and demand is expected to increase. In addition to its active developments and redevelopments, the Company has one $29 million presale project underway, which is scheduled for completion in the second half of 2009.
The Company does not intend to start any additional development projects in 2009, nor did the Company complete any acquisitions or dispositions during the quarter.
Balance Sheet
At March 31, 2009, UDR had capacity of $1.1 billion from cash, undrawn credit facilities and notes receivable, giving it ample flexibility to meet its capital needs for its development activities and debt maturities through the end of 2010. In addition, the Company’s $3.2 billion unencumbered asset base (book value) provides it with additional flexibility to address capital needs.
UDR’s total indebtedness at March 31, 2009 was $3.4 billion. The Company ended the first quarter with 81.0 percent fixed-rate debt, blended interest rate of 4.5 percent and a weighted average maturity of 6.5 years.
Current cash and available credit capacity is sufficient to fund all of the Company’s debt maturities through at least 2010, as presented in the table below:

Cash and Available Credit Capacity ($000s)

Cash/			Total	Amount
Facility	Maturity		Capacity	Available

Cash	—	—	$37,000	$37,000
Note Receivable[1]	—	—	200,000	200,000
Line of Credit	7/2012	Unsecured	600,000	548,900
FNMA	11/2018	Secured	500,000	88,804
FNMA[2]	5/2012	Secured	200,000	140,000
Construction Loans	Various	Secured	319,000	134,285

TOTAL CASH AND CREDIT CAPACITY AT 3/31/2009			$1,856,000	$1,148,989

2009 Debt Maturities[3]				107,821
2010 Debt Maturities[3]				347,706
2009/2010 Construction Costs and Pre-sale Acquisition				179,231

EXPECTED CASH AND CREDIT CAPACITY AT 12/31/2010				$514,231

[1]	Reflects note receivable from the March 2008 portfolio sale, which was paid in full on May 4, 2009.

[2]	After expansion, maturity can be extended to 2017.

[3]	Assumes available extensions are used.
Subsequent Event
On May 4th, UDR announced that it had received payment of a $200 million note receivable related to the Company’s March 2008 portfolio sale. The Company intends to use proceeds to fund general corporate obligations.
2009 Guidance
The Company is reiterating previously announced 2009 guidance. UDR believes that financial results for 2009 will be affected by ongoing uncertainty related to global economic trends and events, credit market volatility, projected job losses in key markets, financing activities, and other factors. All guidance is based on current expectations of future economic conditions and the judgment of the Company’s management team.
For full year 2009, the Company is estimating FFO of $1.23 to $1.35 per diluted share.

Assumptions for guidance in 2009 include:
•	A 1.0 percent to 3.0 percent decline in same-store revenue year-over-year;

•	A 1.5 percent to 2.5 percent growth in same-store expense year-over-year;

•	A 3.0 percent to 5.0 percent decline in same-store NOI year-over-year;

•	No new development starts or asset acquisitions or sales; and

•	Guidance excludes estimated impact from APB 14-1.
Supplemental Information
The Company offers Supplemental Financial Information that provides details regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at: www.udr.com.
Conference Call and Webcast Information
UDR will host a webcast and conference call on May 6th at 10:00 a.m. ET, to discuss first quarter results. The webcast will be available on UDR’s website at www.udr.com. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register and download and install any necessary audio software.
To participate in the teleconference dial 877-941-2332 for domestic and 480-629-9722 for international.
A replay of the conference call will be available through May 12th, 2009, by dialing 800-406-7325 for domestic and 303-590-3030 for international and entering the confirmation number, 4057831 when prompted for the pass code.
A replay of the call will be available for 90 days on UDR’s website.
Full Text of the Earnings Report and Supplemental Data
Internet — The full text of the earnings report and supplemental data will be available at the UDR web site, www.udr.com.
Mail — For those without Internet access, the first quarter 2009 earnings release will be available by mail or fax, on request. To receive a copy, please call UDR Investor Relations at 720-283-6121.
Forward Looking Statements
Certain statements made in this press release may constitute “forward-looking statements.” The words “expect,” “intend,” “believe,” “anticipate,” “likely,” “will” and similar expressions generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, delays in completing developments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multi-family housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian Park project, expectations that automation will help grow net operating income, expectations on post-renovated stabilized annual operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.
About UDR, Inc.
UDR is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of March 31, 2008, UDR owned 44,571 apartment homes and had 2,046 homes under development and another 289 homes under contract for development in its pre-sale program. For over 37 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. Additional information can be found on the Company’s website at www.udr.com.

Attachment 1
UDR
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
In thousands, except per share amounts	2009	2008

Rental income	$150,615	$126,586

Rental expenses:
Real estate taxes and insurance	20,020	12,494
Personnel	12,633	11,797
Utilities	8,367	7,083
Repair and maintenance	7,209	6,790
Administrative and marketing	3,333	3,286
Property management	4,142	3,481
Other operating expenses	1,496	1,004

	57,200	45,935
Non-property income:
Loss from unconsolidated entities	(717)	(374)
Tax (expense)/benefit for taxable REIT subsidiary	(51)	1,265
Interest and other income	5,024	4,627

	4,256	5,518
Other expenses:
Real estate depreciation and amortization	68,985	52,435
Interest	36,509	40,506
Net gain on debt extinguishment (including $1,754 write-off of convertible debt premium in 2009)	(7,113)	(4,739)
Amortization of convertible debt premium	1,296	1,670

Total interest	30,692	37,437
Hurricane related expenses	241	—
General and administrative	9,614	9,769
Other depreciation and amortization	1,394	929

	110,926	100,570

Loss from continuing operations	(13,255)	(14,401)
(Loss)/income from discontinued operations	(168)	786,856

Consolidated net (loss)/income	(13,423)	772,455
Net loss/(income) attributable to non-controlling interests	794	(48,736)

Net (loss)/income attributable to UDR, Inc.	(12,629)	723,719
Distributions to preferred stockholders — Series E (Convertible)	(931)	(931)
Distributions to preferred stockholders — Series G	(1,869)	(2,278)

Net (loss)/income available to common stockholders	$(15,429)	$720,510

Earnings per weighted average common share — basic and diluted: (1)
Loss from continuing operations available to common stockholders	$(0.10)	$(0.12)
(Loss)/income from discontinued operations	$(0.00)	$5.17
Net (loss)/income available to common stockholders	$(0.10)	$5.05

Common distributions declared per share (1)	$0.305	$0.305

Weighted average number of common shares outstanding — basic (1)	147,614	142,547
Weighted average number of common shares outstanding — diluted (1)	147,614	142,547

(1)	Amounts for all periods represented have been adjusted to reflect the issuance of 11.4 million common shares issued in connection with the Company’s January 29, 2009 special dividend.

Attachment 2
UDR
Funds From Operations
(Unaudited)

	Three Months Ended
	March 31,
In thousands, except per share amounts	2009	2008

Net (loss)/income attributable to UDR, Inc.	$(12,629)	$723,719

Distributions to preferred stockholders	(2,800)	(3,209)
Real estate depreciation and amortization, including discontinued operations	68,985	52,435
Non-controlling interest, including discontinued operations	(794)	48,736
Real estate depreciation and amortization on unconsolidated joint ventures	1,143	745
Net loss/(gains) on the sale of depreciable property in discontinued operations, excluding RE3	168	(767,962)

Funds from operations (“FFO”) — basic	$54,073	$54,464

Distribution to preferred stockholders — Series E (Convertible)	931	931

Funds from operations — diluted	$55,004	$55,395

FFO per common share — basic	$0.35	$0.36

FFO per common share — diluted	$0.35	$0.35

Write-off of convertible debt premium due to adoption of APB 14-1	1,754	—
Amortization of convertible debt premium due to adoption of APB 14-1	1,296	1,670

Funds from operations as adjusted — diluted	$58,054	$57,065

FFO as adjusted per common share — diluted	$0.37	$0.37

Weighted average number of common shares and OP Units outstanding — basic (1)	155,662	152,251
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted (1)	158,763	156,095

(1)	Amounts for all periods represented have been adjusted to reflect the issuance of 11.4 million common shares issued in connection with the Company’s January 29, 2009 special dividend.
FASB Staff Position APB 14-1 requires companies to expense, on a current and retroactive basis, certain implied costs of the option value related to convertible debt and is effective for fiscal years beginning on or after December 15, 2008. Adoption of APB 14-1 results in the recognition of non-cash charges.
FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, premiums or original issuance costs associated with preferred stock redemptions, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. UDR considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of UDR’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

Attachment 3
UDR
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
In thousands, except share and per share amounts	2009	2008

ASSETS

Real estate owned:
Real estate held for investment	$5,693,789	$5,644,930
Less: accumulated depreciation	(1,146,487)	(1,078,637)

	4,547,302	4,566,293
Real estate under development (net of accumulated depreciation of $544 and $52)	209,040	186,771

Total real estate owned, net of accumulated depreciation	4,756,342	4,753,064
Cash and cash equivalents	37,132	12,740
Available-for-sale securities	32,133	—
Restricted cash	8,617	7,726
Deferred financing costs, net	29,262	29,168
Notes receivable	207,300	207,450
Investment in unconsolidated joint ventures	47,415	47,048
Other assets	66,562	85,842
Other assets — real estate held for disposition	767	767

Total assets	$5,185,530	$5,143,805

LIABILITIES AND STOCKHOLDERS’ EQUITY

Secured debt	$1,717,244	$1,462,471
Unsecured debt	1,643,177	1,798,662
Real estate taxes payable	19,141	14,035
Accrued interest payable	21,574	20,744
Security deposits and prepaid rent	30,165	28,829
Distributions payable	49,817	57,144
Deferred gains on the sale of depreciable property	28,840	28,845
Accounts payable, accrued expenses, and other liabilities	67,044	71,395
Other liabilities — real estate held for disposition	1,274	1,204

Total liabilities	3,578,276	3,483,329

Redeemable non-controlling interests in operating partnership	69,290	108,092

Stockholders’ equity
Preferred stock, no par value; 50,000,000 shares authorized
2,803,812 shares of 8.00% Series E Cumulative Convertible issued and outstanding (2,803,812 shares at December 31, 2008)	46,571	46,571
4,430,700 shares of 6.75% Series G Cumulative Redeemable issued and outstanding (4,430,700 shares at December 31, 2008)	110,768	110,768
Common stock, $0.01 par value; 250,000,000 shares authorized
149,096,743 shares issued and outstanding (148,781,115 shares at December 31, 2008)	1,491	1,488
Additional paid-in capital	1,857,320	1,850,871
Distributions in excess of net income	(470,520)	(448,737)
Accumulated other comprehensive loss, net	(11,055)	(11,927)

Total UDR, Inc. stockholders’ equity	1,534,575	1,549,034
Non-controlling interest	3,389	3,350

Total equity	1,537,964	1,552,384

Total liabilities and stockholders’ equity	$5,185,530	$5,143,805